As filed with the Securities and Exchange Commission on January 4, 2006
                                                 Registration No. 333-__________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EpiCept Corporation
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                       52-1841431
  (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                                270 Sylvan Avenue
                           Englewood Cliffs, NJ 07632
                                  201.894.8980
                    (Address of Principal Executive Offices)

                               EPICEPT CORPORATION
                        2005 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                                 John V. Talley
                             Chief Executive Officer
                               EpiCept Corporation
                                270 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632
                                  201.894.8980
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)


                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                    Registered (1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share (2)              Price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001 per share        500,000                $5.83                $2,917,110               $312.13
====================================================================================================================================

(1)  The securities to be registered are issuable under the EpiCept Corporation
     2005 Employee Stock Purchase Plan. Pursuant to Rule 416(a) of the General
     Rules and Regulations under the Securities Act of 1933, this Registration
     Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. Estimated based on the anticipated trading price of the EpiCept common stock on the Nasdaq National Market upon the completion of the merger of Magazine Acquisition Corp., a wholly owned subsidiary of EpiCept Corporation, with and into Maxim Pharmaceuticals Inc. ("Maxim"), on
     January 4, 2006. The trading price is calculated using the trading price of the Maxim common stock on the Nasdaq National Market at the close of business on January 4, 2006 of $1.19 divided by the exchange ratio of .203969.

====================================================================================================================================

                                     PART I

                            SECTION 10(a) PROSPECTUS

           The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this "Registration Statement") will be sent or given to participants in the EpiCept Corporation 2005 Employee Stock Purchase Plan as specified by Rule 428(b)(i) under the Securities Act of 1933 (the "Securities Act"). Such documents are not required to be, and are not being, filed by EpiCept Corporation with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

           Throughout this Registration Statement, the words "EpiCept," "we," "us," the "Company," the "Registrant," and "our" refer to EpiCept Corporation and its consolidated subsidiaries.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

          o The Company's prospectus contained in the Company's Registration Statement on Form S-4 (Reg. No. 333-129357) (the "Form S-4"), filed with the Commission on November 9, 2005, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in which there is set forth the audited financial statements for the Company's year ended December 31, 2004; and

          o The description of the Company's Common Stock contained in the Company's Form S-4, filed with the Commission on November 9, 2005.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of officers and directors of the Company under certain conditions and subject to certain limitations. Section 145 also provides that a


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
corporation has the power to maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145.

           Article 6, Section 1, of the Registrant's Amended and Restated Certificate of Incorporation provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent not prohibited by the Delaware General Corporation Law. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director or executive officer in defending any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the Registrant's request as a director or officer of another corporation) shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Registrant as authorized by the relevant section of the Delaware General Corporation Law.

           As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omission not in good faith or involving international misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of Stock repurchases or redemptions that are unlawful under Section 174 of the Delaware General Corporation Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

           The Registrant intends to enter into indemnification agreements with each of its directors and executive officers and to purchase directors' and officers' liability insurance. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. Under such additional indemnification provisions, an individual will receive indemnification for expenses, judgments, fines and amounts paid in settlement if he or she is found to have acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in the indemnification agreement, the Registrant shall not indemnify any such director or executive officer seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by such person unless the initiation thereof was authorized in the specific case by the Board of Directors of the Registrant. The indemnification agreements provide for the Registrant to advance to the individual any and all expenses (including attorney's fees) incurred in defending any proceeding in advance of the final disposition thereof. In order to receive an advance of expenses, the individual must submit to the Registrant copies of invoices presented to him or her for such expenses. Also, the individual must repay such advances upon a final judicial decision that he or she is not entitled to indemnification.


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
           In addition to the foregoing, the Underwriting Agreement contains certain provisions by which the Underwriters have agreed to indemnify the Registrant, each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act, each director of the Registrant, each officer of the Registrant who signs the Registration Statement, with respect to information furnished in writing by or on behalf of the Underwriters for use in the Registration Statement.

           At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

     Exhibit No.                  Description
     -----------                  -----------

         4.1    -   EpiCept Corporation 2005 Employee Stock Purchase Plan
                    (incorporated by reference to Exhibit 10.4 to the Registrant's Form S-4).

         5.1    -   Legal Opinion of Weil,Gotshal & Manges LLP (filed herewith).

         23.1   -   Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    No. 5.1).

         23.2   -   Consent of Deloitte & Touche LLP (filed herewith).

         24.1   -   Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

ITEM 9.    UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and


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
               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Englewood Cliffs, New Jersey, on the 4th day of January, 2006.

                                                   EPICEPT CORPORATION

                                                   By:  /s/ JOHN V. TALLEY
                                                        ------------------------
                                                        John V. Talley
                                                        Chief Executive Officer



                                POWER OF ATTORNEY

           The undersigned directors and officers hereby constitute and appoint Robert W. Cook with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that such attorney-in fact or his substitute shall lawfully do or cause to be done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of January 4, 2006.


   Signature                                     Title                                     Date
   ---------                                     -----                                     ----

/s/ JOHN V. TALLEY                   Director, Chief Executive Officer                 January 4, 2006
----------------------               (Principal Executive Officer)
John V. Talley

/s/ ROBERT W. COOK                   Chief Financial Officer                           January 4, 2006
----------------------               (Principal Financial and Accounting
Robert W. Cook                       Officer)

/s/ ROBERT SAVAGE                    Director                                          January 4, 2006
----------------------
Robert Savage

/s/ GERT CASPRITZ                    Director                                          January 4, 2006
----------------------
Gert Caspritz

/s/ GERHARD WALDHEIM                 Director                                          January 4, 2006
----------------------
Gerhard Waldheim

                                     Director                                          January 4, 2006
----------------------
John Bedard

/s/ WAYNE YETTER                     Director                                          January 4, 2006
----------------------
Wayne Yetter

/s/ GUY C. JACKSON                   Director                                          January 4, 2006
----------------------
Guy C. Jackson


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
                                  EXHIBIT INDEX

     Exhibit No.                  Description
     -----------                  -----------

         4.1    -   EpiCept Corporation 2005 Employee Stock Purchase Plan
                    (incorporated by reference to Exhibit 10.4 to the Registrant's Form S-4).

         5.1    -   Legal Opinion of Weil,Gotshal & Manges LLP (filed herewith).

         23.1   -   Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    No. 5.1).

         23.2   -   Consent of Deloitte & Touche LLP (filed herewith).

         24.1   -   Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).


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